UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2011

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551
N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

On May 30, 2011, Generex Biotechnology Corporation (the “Company”) entered into a binding letter agreement with Amarantus Biosciences, Inc., a Delaware corporation (“Amarantus”), relating to an arrangement for intellectual property licensing and collaboration (the “Transaction”).  Pursuant to the terms of the letter agreement, the parties are required to execute and deliver documentation required to evidence the Transaction on the closing date of July 15, 2011, and the parties may not solicit, negotiate or enter into any agreement with any other party that conflicts with the Transaction prior to the closing date.

Pursuant to the terms of the letter agreement, the Company will grant an exclusive, worldwide license to its buccal drug delivery technologies to Amarantus for use with certain of Amarantus’ proprietary technologies in exchange for a non-refundable license fee of $10 million.  Amarantus will bear all costs associated with such use, but the Company will retain ownership of any improvements to its buccal drug delivery technologies.

The license fee will payable in whole or in part in shares of Amarantus common stock to be valued at the average closing price for the ten trading days immediately preceding the closing date.  The number of shares of Amarantus common stock to be issued to the Company on the closing date in payment of the license fee may not exceed 9.99% of Amarantus’ issued and outstanding shares of common stock.  To the extent the license fee is not paid by the issuance of Amarantus common stock, the remaining balance will be paid pursuant to a Promissory Note to be issued to the Company for the balance of the license fee. If, on the closing date, either: (1) the number of shares of Amarantus common stock issued in part payment of the license fee is less than 7,125,000 shares, or (2) the amount of the Promissory Note issued in payment of the remainder of the license fee is more than $5,000,000, the Company will have the option to terminate the letter agreement.

If issued in partial payment of the license fee, the Promissory Note will bear interest at a rate of 8% per year and be due in three years.  Subject to certain limitations and conditions as set forth in the letter agreement, after eighteen months, Amarantus may prepay the Promissory Note, including accrued and unpaid interest, with shares of Amarantus common stock, and the Company has the option to convert the Promissory Note into shares of Amarantus common stock.  Under the letter agreement, on or before the earlier of (i) the six-month anniversary of the closing date or (ii) the date on which Amarantus files a registration statement with respect to its securities, Amarantus is obligated to file a registration statement with the Securities and Exchange Commission to register for public resale the Amarantus securities issued to the Company in payment of the license fee and upon pre-payment or conversion of the Promissory Note.

In addition, the parties will collaborate in the research and development of Amarantus’ proprietary MANF molecule and PhenoGuard process for application in the treatment of diabetes.  The Company will fund direct expenditures incurred in the collaborative research and development in accord with a budget to be agreed upon, up to a maximum of $5,000,000 over a period of three years.  The Company will have the option to acquire licenses to certain Amarantus technologies in connection with collaborative developments in the treatment of diabetes.

The letter agreement also provides that, on Amarantus future gross sales of products utilizing the Company’s technologies, Amarantus will pay the Company a 10% royalty.  In addition, Amarantus has agreed to pay the Company milestone payments upon achieving certain levels of gross sales of products utilizing the Company’s technologies as follows:

•	$2 million payable within 30 days of the end of the quarter in which such sales exceed $40 million; and
•	$2 million payable within 30 days of the end of the quarter in which such sales exceed $80 million; and
•	$2 million payable within 30 days of the end of the quarter in which such sales exceed $170 million

In addition, Amarantus has agreed to pay the Company certain royalties representing a portion of any licensing or sublicensing arrangements that Amarantus enters into for the commercialization of any products utilizing the Company’s technologies, the amount of which would depend on various factors set forth in the letter agreement.

The foregoing is only a summary of the letter agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description of the letter agreement is qualified in its entirety by reference to the letter agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference  A copy of the press release issued by the Company on May 31, 2001 announcing the transaction is attached hereto as Exhibit 99.1

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements.  Risks and uncertainties relating to the transactions contemplated by the letter agreement include the risks that: (1) the Company and Amarantus do not reach a definitive agreement; (2) the Company exercises its right to terminate the letter agreement; (3) Amarantus will be unable to have a registration statement declared effective; and (4) the trading price of Amarantus shares declines after a definitive agreement is signed.  Known risks and uncertainties also include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when the Company will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency.  The Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.  Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01.          Financial Statements and Exhibits

The following is a complete list of Exhibits filed as part of this Current Report on Form 8-K.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Letter agreement between Generex Biotechnology Corporation and Amarantus Biosciences, Inc. dated May 30, 2011

99.1	Press release issued by Generex Biotechnology Corporation on May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: June 3, 2011	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement between Generex Biotechnology Corporation and Amarantus Biosciences, Inc. dated May 30, 2011

99.1	Press release issued by Generex Biotechnology Corporation on May 31, 2011